UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 11, 2019
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

56 Evergreen Drive Portland, Maine		04103
(Address of principal executive offices)		(Zip Code)

207-878-2770
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On April 11, 2019, the Company entered into an Amended and Restated Incentive Compensation Agreement with Ms. Bobbi Jo Brockmann (its Vice President of Sales and Marketing) setting forth a potential variable compensation payment of $100,000 (payable in two installments of $50,000 each) which may be earned based on achieving FDA approval of Re-Tain™, and the potential to earn up to $22,500 and up to 20,000 stock options (exercisable at the fair market value of the Company’s common stock as of the date of grant of such options) based on the achievement of certain sales performance objectives in 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Incentive Compensation Agreement with Ms. Bobbi Jo Brockmann, dated April 11, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: April 12, 2019	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Incentive Compensation Agreement with Ms. Bobbi Jo Brockmann, dated April 11, 2019.

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